Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”), dated as of December 16, 2009, is entered into by and between Mannatech, Incorporated (the “Company”) and Stephen D. Fenstermacher (“Employee”).

RECITALS

This Second Amendment amends that certain Employment Agreement, effective as of October 5, 2007, together with the First Amendment to Employment Agreement, effective as of December 18, 2008, by and between the Company and Employee (the “Amended Employment Agreement”).

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Sections 1.2, 3.1(a), 4.3 and 5.3 of the Amended Employment Agreement are hereby amended and restated in their entirety to read as follows:

“1. 2           Office and Duties. The Employee shall serve as Co-Chief Executive Officer and Chief Financial Officer of the Company, with the authority, duties and responsibilities described herein and those customarily incident to such office.  The Employee shall report directly to the Board of Directors of the Company (the “Board”) and shall perform such other services, duties and responsibilities commensurate with Employee’s position as may from time to time be assigned to Employee by the Board and/or the Audit Committee of the Board.”

“3.1           Base Salary.

…

a.	Employee’s performance and salary shall be reviewed by the Board and the Compensation Committee annually in accordance with the Company’s annual performance review process.”

“4.3           Protection of Confidential Information.  Both during and after the Employment Period, the Employee shall not in any manner, directly or indirectly:  (i) appropriate, download, print, copy, remove, use, disclose, divulge, or communicate Confidential Information to any Person, including (without limitation) originals or copies of any Confidential Information, in any media or format, except for the Company’s benefit within the course and scope of the Employee’s employment or with the prior written consent of the Board; or (ii) take or encourage any action which would circumvent, interfere with or otherwise diminish the value or benefit of Confidential Information to the Company.  The Employee agrees to use Employee’s best efforts and utmost diligence to protect and safeguard the Confidential Information as prescribed in this Section 4.”

“5.3           Disclosure and Cooperation.  The Employee shall promptly disclose Work Product to the Board and perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish and confirm the ownership and proprietary interest of any of the Company Parties in any Work Product (including, without limitation, the execution of assignments, consents, powers of attorney, applications and other instruments).  The Employee agrees to assist the Company in obtaining any patent for, copyright on or other intellectual-property protection for the Work Product, and to execute and deliver or otherwise provide such documentation and provide such other assistance as is necessary to or reasonably requested by the Company or its agents or counsel to obtain such patent, copyright, or other protection.  The Employee shall maintain adequate written records of the Work Product, in such format as may be specified by the Company, and make such records available to, as the sole property of, the Company at all times.  The Employee shall not file any patent or copyright applications related to any Work Product except with the written consent of the Board.”

2.           This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.           This Second Amendment and the Amended Employment Agreement and the documents referred to herein and therein constitute the entire agreement among the parties and supersede in all respects any other agreement or understanding among the parties.  No party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

4.           In case any one or more of the provisions contained in this Second Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.           This Second Amendment shall be governed by, and enforced and construed under, the laws of the State of Texas.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

COMPANY:

MANNATECH, INCORPORATED

By:	/s/Robert A. Sinnott

Robert A. Sinnott, Co-Chief Executive Officer and Chief Science Officer

EMPLOYEE:

/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher, Co-Chief Executive Officer and Chief Financial Officer